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                                                                   EXHIBIT 23(b)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Dean Witter, Discover & Co. on Form S-3 of our report dated February 21, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Dean Witter, Discover & Co. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
July 10, 1996